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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         I hereby appoint each of Sam K. Duncan, Brian W. Bender and Steven R. Andrews or any other person occupying the office of President, Chief Executive Officer, Chief Financial Officer or General Counsel of ShopKo Stores, Inc. ("ShopKo") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney.

         I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with ShopKo (including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933 relating to the registration of shares of common stock, $.01 par value, of ShopKo, together with the Preferred Share Purchase Rights of ShopKo associated therewith, to be issued under the ShopKo Stores, Inc. 2004 Stock Incentive Plan and any amendment to such Registration Statement.

         I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

         This instrument shall remain in effect until the earlier to occur of
(i) my cessation of service as a director or officer of ShopKo and (ii) my giving written notice to ShopKo's President, Chief Executive Officer, Chief Financial Officer or General Counsel of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

Dated:  May 26, 2004

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

/s/ Sam K. Duncan                               /s/ Martha A. McPhee
--------------------------                      --------------------------------
   Sam K. Duncan                                    Martha A. McPhee


/s/ Jeffrey C. Girard                           /s/ John G. Turner
--------------------------                      --------------------------------
   Jeffrey C. Girard                                John G. Turner


/s/ Jack W. Eugster                             /s/Stephen E. Watson
--------------------------                      --------------------------------
   Jack W. Eugster                                  Stephen E. Watson


/s/ Dale P. Kramer                              /s/ Gregory H. Wolf
--------------------------                      --------------------------------
   Dale P. Kramer                                   Gregory H. Wolf

                                                /s/ Richard A. Zona
                                                --------------------------------
                                                    Richard A. Zona

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